SECOND AMENDMENT TO
                       AMENDED AND RESTATED CERTIFICATE OF
                    INCORPORATION OF AMERICAN STORES COMPANY

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, American Stores Company (the "Company") hereby adopts the following Second Amendment to its Amended and Restated Certificate of Incorporation (the "Second Amendment").

     1. The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") is hereby amended by deleting Section 10.01 of Article TENTH in its entirety and inserting the following in lieu thereof:

     10.01 The Board of Directors shall consist of such number of directors, not less than five nor more than twenty, as may be determined from time to time by the Board of Directors. Each director elected prior to January 1, 1995 shall hold office for the term of years for which that director was elected and until that director's successor is elected and qualified or until that director's earlier resignation or removal, and each director elected after January 1, 1995 shall hold office until the next annual meeting of shareholders and until that director's successor is elected and qualified or until that director's earlier resignation or removal.

     2. Except as specifically provided herein, the Certificate of Incorporation shall remain unamended and shall continue in full force and effect.

     3. By execution of this Second Amendment, the undersigned Vice President and Secretary of the Company do hereby certify that the foregoing Second Amendment was duly authorized and adopted in accordance with Section 242 of the General Corporation Law of Delaware. Such officers further certify that this Amendment was adopted and approved by the Company's Board of Directors and was approved by the Company's shareholders at its annual meeting held on June 21, 1995, at which a total of 124,761,055 shares, or 84.04% of the 148,461,419 shares outstanding on the record date for shareholders entitled to vote at the meeting, were voted in favor of the Second Amendment.

     DATED as of the 27th day of June, 1995.

                         AMERICAN STORES COMPANY

                         By   /s/
                               Mark N.  Schneider, Vice President

                         By   /s/
                               Jack Lunt, Secretary


                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OR INCORPORATION OF
                             AMERICAN STORES COMPANY


          AMERICAN STORES COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

          DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of AMERICAN STORES COMPANY, held on March 21, 1994, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of such corporation. The resolution setting forth the proposed amendment is as follows:

          WHEREAS, the Company presently has 210,000,000 authorized shares of stock, of which 200,000,000 are common shares ("Common Stock") and 10,000,000 are preferred shares ("Preferred Stock"); and

          WHEREAS, the Board has authorized a two-for-one Common Stock split in the form of a dividend of one share of Common Stock for each outstanding share of Common Stock ("Stock Split"); and

          WHEREAS, the Board believes it to be in the best interests of the Company and its shareholders that the number of authorized but unissued shares of Common Stock be increased so that a substantial number of authorized but unissued shares are available for proper corporate actions including, without limitation, the raising of additional capital, stock dividends or splits, and acquisitions; and

          WHEREAS, the Board has determined that it is advisable and in the best interests of the Company to increase the number of authorized shares of the Company's Common Stock; and

          WHEREAS, subject to the approval of the Company's shareholders at the Company's 1994 Annual Meeting of Shareholders, the Board has decided to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares.

          NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Company's Restated Certificate of Incorporation be amended by deleting the existing Section 4.01 of Article FOURTH and substituting the following
     Section 4.01, which shall read in its entirety as follows:

          Section 4.01 The total number of shares of all classes of stock which the Corporation shall have authority to issue is 335,000,000, consisting of

          (a) 325,000,000 shares of Common Stock, par value $1 per share ("Common Stock"); and

          (b) l0,000,000 shares of Preferred Stock, par value $1 per share ("Preferred Stock").

          RESOLVED FURTHER, that the Board of Directors deems it advisable to propose to the Company's shareholders the amendment of Section 4.01 of Article FOURTH to increase the number of shares of Common Stock authorized and directs that it be submitted for consideration at the 1994 Annual Meeting of Shareholders.

          RESOLVED FURTHER, that the Board of Directors recommend that the Company's shareholders approve the amendment of Section 4.01 of Article FOURTH.

          RESOLVED FURTHER, that, upon receipt of the requisite shareholder approval, the appropriate officers of the Company be, and each such officer hereby is authorized and directed to take such action as necessary to file or cause to be filed a certificate of amendment reflecting the authorized amendment to the Company's Restated Certificate of Incorporation with the Secretary of State of Delaware

          RESOLVED FURTHER, that the proper officers of the Company be, and each of them is authorized and directed, jointly and severally, for and on behalf of the Company, to execute and deliver any and all such other instruments and to do or cause to be done any and all such other acts as they deem necessary or advisable to carry out the intent and purposes of the foregoing resolutions and to comply with applicable laws and regulations.

          RESOLVED FURTHER. that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuers covenants or other documents if (i) in the opinion of the officers of the Company executing the same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or an Assistant Secretary of the Company evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting.

          SECOND: That, thereafter, pursuant to resolution of its Board of Directors, the 1994 annual meeting of the shareholders of such corporation was duly called and held on June 21, 1994, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: That the capital of such corporation shall not be reduced under or by reason of such amendment.

          IN WITNESS WHEREOF, AMERICAN STORES COMPANY has caused this certificate to be signed by Kathleen E. McDermott, Executive Vice President, and Jack Lunt, its Secretary, this 21st day of June, 1994.

                              AMERICAN STORES COMPANY



                              By   /s/
                                    Kathleen E.  McDermott


ATTEST:


By    /s/
      Jack Lunt, Secretary


                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             AMERICAN STORES COMPANY


     American Stores Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is American Stores Company. The date of filing its original Certificate of Incorporation with the Secretary of State was October 6, 1965.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation

     3. The text of the Certificate of Incorporation is hereby restated to read in full as set forth in the attached Annex and incorporated herein.

     4. This Restated Certificate of Incorporation has been adopted by the Board of Directors of American Stores Company in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, American Stores Company has caused this certificate to be signed by Kent T. Anderson, its Executive Vice President, and attested by Jack Lunt, its Secretary, this 20th day of June, 1991.

                              AMERICAN STORES COMPANY


                              By   /s/
                                   Kent T. Anderson
                                    Executive Vice President

ATTEST:

By     /s/
      Jack Lunt
      Secretary

                      RESTATED CERTIFICATE OF INCORPORATION
                           OF AMERICAN STORES COMPANY

PURSUANT TO SECTION 245 OF THE GENERAL CORPORATION LAW OF
DELAWARE

Article FIRST

Name

     The name of the corporation is American Stores Company.


Article SECOND

Registered Office

     Its registered office in the state of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Its registered Agent at that address is The Corporation Trust Company.


Article THIRD

Purposes

     The sole purpose of the corporation is the acquisition and hold of stock of other corporations for the purpose of controlling the management of affairs of such other corporations; and, in furtherance of the foregoing, the corporation may engage in such activities as are incidental to the business of acquiring and holding such stock.


Article FOURTH

Shares

     4.01 The total number of shares of all classes of stock which the Corporation shall have authority to issue is 210,000,000, consisting of

          (a) 200,000,000 shares of Common Stock, par value $1 per share ("Common Stock"), and

          (b) 10,000,000 shares of Preferred Stock, par value $1 per share ("Preferred Stock").


     4.02 The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

          (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion of exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

          (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

     The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

     Pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of this Section 4.02, the Board of Directors has created a series of Preferred Stock and has stated the designation and number of shares, and fixed the relative rights, preferences, and limitations thereof as follows:

     Series A Junior Participating Preferred Stock:

     Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting the Junior Preferred Stock shall be 380,000. Such number of shares may be increased or decreased by resolution of the Board; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

     Section 2.  Dividends and Distributions.

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, $1 par value per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of
Junior Preferred Stock.   In the event the Corporation shall at any time declare
or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Junior Preferred Stock shall have the following voting rights.

     (A) Subject to the provision for adjustment hereinafter set forth, each share of
Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stock holders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Charter, or in any other Supplemental Charter Section creating a series of Preferred Stock or any similar stock or as otherwise required by law.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The shares of Junior Preferred Stock shall not be redeemable.

     Section 9. Rank. The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

     Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.
     4.03 Deleted.

     4.04 Deleted.

     4.05 Common Stock Provision.

          (a) Subject to the provisions of applicable law and the preference of the Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the Board of Directors.

          (b) Except as otherwise provided by law or by the provisions of this Restated Certificate of Incorporation, the holders of Common Stock shall have sole voting power and shall have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation.

          (c) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and preferential amounts to which the holders of the Preferred Stock shall be entitled, the holders of the Common Stock shall be entitled to share ratably in all of the remaining assets of the corporation.

     4.06 Deleted.

     4.07 Deleted.

     4.08 Deleted.

     4.09 Deleted.

     4.10 Deleted.


Article FIFTH

Cumulative Voting

Deleted.


Article SIXTH

Preemptive Rights

     No stockholder of this corporation shall by reason of his holding shares of any class have any preemptive or preferential rights to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.


Article SEVENTH

Perpetual existence

     The Corporation is to have perpetual existence.


Article EIGHTH

Non-Liability of Shareholders

     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

Article NINTH

Indemnification and Insurance

     9.01 Elimination of Certain Liability of Directors. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit if the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     9.02 Indemnification and Insurance.

          (a) Right to Indemnification. Each person who was or is made party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer, of the Corporation or while serving as a Director or officer of the Corporation is or was also serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right (which may not be reduced or limited by any repeal or modification of this Section 9.02) and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the company of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

          (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss whether or not the Corporation would have the power to indemnify such person against such expense, liability to or loss under the Delaware General Corporation Law.


Article TENTH

Directors

     10.01 The Board of Directors shall consist of such number of directors not less than five or more than twenty as may be determined from time to time by the Board of Directors, subject to the provisions of Sections 4.02(i) and 4.04(h)(1). The Board is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting next following the end of the fiscal year 1981, the directors first elected to Class II shall serve for a term ending at the second annual meeting next following the end of the fiscal year 1981, and the directors first elected to Class III shall serve for a term ending at the third annual meeting next following the end of the fiscal year 1981. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed

     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal, if any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one of two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

     10.02     Deleted.

     10.03 In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware and by this Certificate of Incorporation, the Board of Directors is expressly authorized:

          (a)  to make, alter or repeal the by-laws of the corporation;

          (b) to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation;

          (c) to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

          (d) by resolution passed by a majority of the whole Board to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors;

          (e) subject to the provisions of Article TWELFTH, when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power as to such matter given at a stockholders' meeting duly called for that purpose, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock, in and/or other securities, of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of this corporation.


Article ELEVENTH

Meetings

     11.01 Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the by-laws of the corporation.

     11.02 No action shall be taken by the stockholders except at an annual or special meeting of stockholders.

     11.03 Except as provided in Section 4.08, special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time by the Board of Directors or by any person or committee expressly so authorized by the Board of Directors and by no other person or persons.


Article TWELFTH

Amendment of By-Laws

     By-laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the corporation except by the vote of the holders of not less than 80% of the total outstanding shares of Common Stock, as well as, a majority of the total outstanding shares of Common Stock not held by a Related Person (as defined in Article THIRTEENTH) and/or its affiliates. Nothing contained herein shall detract from the authority of the Board of Directors to make, alter or repeal the by-laws of the corporation (as set forth in Article 10.03(a)).



Article THIRTEENTH

Transactions with Related Persons

     The approval of any proposal that the corporation:

          (a) merge or consolidate with any other person or entity if such other person or entity and its affiliates singly or in the aggregate are directly or indirectly the beneficial owners of more than ten percent (10%) of the outstanding shares of Common Stock of the corporation (any such other person or entity being herein referred to as a "Related Person"); or

          (b) sell or exchange all or substantially all of its assets or business to or with a Related Person; or

          (c) issue or deliver any stock or other securities of its issue in exchange or payment for any properties or assets of a Related Person or securities issued by a Related Person, or in a merger of any affiliate of the Company with or into a Related Person or any of its affiliates; shall require, in addition to any approval otherwise required by law or this Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds of those outstanding shares of Common Stock not held by the Related Person and/or its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which is (i) approved by resolution of the Board of Directors adopted by the affirmative vote of not less than two-thirds (2/3) of the then authorized number of directors, or (ii) approved by resolution of the Board of Directors prior to the acquisition of the beneficial ownership of more than ten percent (10%) of the Common Stock by such Related Person and its
affiliates.   For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and in computing the percentage of outstanding Common Stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the stockholders entitled to vote or express consent with respect to such proposal. The stockholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in this Article, shall be such as may be required by applicable law.


Article FOURTEENTH

Evaluation of Certain Acquisition Proposals

     The Board of Directors of the corporation, when evaluating any proposal from another party to (a) make a tender offer for equity securities of the Corporation; (b) merge or consolidate the corporation with another corporation; or (c) purchase or otherwise acquire substantially all of the properties and assets of the corporation, shall, in connection with the exercise of its judgement in determining what is in the best interests of the corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, customers, suppliers and other constituents of the corporation and its subsidiaries and on the communities in which they operate or are located.


Article FIFTEENTH

Amendments

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of Article FOURTH relating to the voting rights of the $5.51 Cumulative Preferred Stock shall not be changed except in accordance with the provisions contained therein; and the provisions of this Article, Section 10.01 of Article TENTH, Sections 11.02 and 11.03 of Article ELEVENTH, Article TWELFTH, Article THIRTEENTH and Article FOURTEENTH may only be amended by the affirmative vote of the holders of not less than 80% of the outstanding shares of Common Stock, as well as, a majority of the total outstanding shares of Common Stock not held by a Related Person, as defined in Article THIRTEENTH, and/or its affiliates.